As filed with the Securities and Exchange Commission on February 27, 1997
                                       Registration No. 33-59360

================================================================





               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                      --------------------

                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                            FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
           __________________________________________

                         L.A. GEAR, INC.
     (Exact name of registrant as specified in its charter)
                      --------------------


          CALIFORNIA                       95-3375118
 (State or Other Jurisdiction           (I.R.S. Employer
      of Incorporation or            Identification Number)
         Organization)

   2850 OCEAN PARK BOULEVARD, SANTA MONICA, CALIFORNIA  90405
                         (310) 452-4327
  (Address, Including Zip Code, and Telephone Number, including
     Area Code, of Registrant's Principal Executive Office)
                      --------------------

                       WILLIAM R. SHERMAN
                            SECRETARY
                         L.A. GEAR, INC.
   2850 OCEAN PARK BOULEVARD, SANTA MONICA, CALIFORNIA  90405
                         (310) 452-4327
    (Name, Address, Including Zip Code, and Telephone Number,
           including Area Code, of Agent for Service)
                      --------------------

                  COPIES OF COMMUNICATIONS TO:

                       DAVID K. ROBBINS
            FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                     350 SOUTH GRAND AVENUE
                 LOS ANGELES, CALIFORNIA  90071
                        _________________


     This post-effective amendment (the "Amendment") is being filed in order to deregister $49,305,000 principal amount of 7-3/4% Convertible Subordinated Debentures due 2002 (the "Securities") of L.A. Gear, Inc. (the "Registrant") which were registered under a Registration Statement on Form S-3 (Registration File No. 33-59360), as amended by a Post-Effective Amendment No. 1, for sale by the holders of the Securities. As of the date of this Amendment, $49,260,000 principal amount of the Securities have been sold, and the holders of the remaining $45,000 principal amount of Securities have met the applicable holding periods under Rule 144 of the Securities Act of 1933, as amended. Accordingly, there is no further need for the Registration Statement to be maintained in effect.


                            SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California on February 27, 1997.

                                   L.A. GEAR, INC.


                                   By:  Bruce W. MacGregor
                                        -------------------------
                                        Bruce W. MacGregor
                                        President


                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bruce W. MacGregor, Victor J. Trippetti, Jr. and William
R. Sherman, or any one of them, his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title          Date
---------                     -----          ----

   Stanley P. Gold            Chairman of    February 27, 1997
---------------------------   the Board,
Stanley P. Gold               Chief
                              Executive
                              Officer and
                              Director
                              (principal
                              executive
                              officer)


   Victor J. Trippetti, Jr.   (principal     February 27, 1997
---------------------------   financial and
Victor J. Trippetti, Jr.      accounting
                              officer)

   William L. Benford         Director       February 27, 1997
---------------------------
William L. Benford


   Walter C. Bladstrom        Director       February 27, 1997
---------------------------
Walter C. Bladstrom


   Allan E. Dalshaug          Director       February 27, 1997
---------------------------
Allan E. Dalshaug


   Willie D. Davis            Director       February 27, 1997
---------------------------
Willie D. Davis


   Stephen A. Koffler         Director       February 27, 1997
---------------------------
Stephen A. Koffler


   Ann E. Meyers              Director       February 27, 1997
---------------------------
Ann E. Meyers


   Clifford A. Miller         Director       February 27, 1997
---------------------------
Clifford A. Miller


   Robert G. Moskowitz        Director       February 27, 1997
---------------------------
Robert G. Moskowitz


   Vappalak A. Ravindran      Director       February 27, 1997
---------------------------
Vappalak A. Ravindran


                          EXHIBIT INDEX

   Exhibit
     No.                     Description                   Page
   -------      --------------------------------------     ----
   25           Power of Attorney (included in page 3)